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                                                                    EXHIBIT 3.71


                       CERTIFICATE OF LIMITED PARTNERSHIP

         In compliance with the requirements of the Delaware Limited Partnership
Act, Title 6, Chapter 17 of the Delaware Code (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.       The name of the limited partnership is:     Meadow Care, LP

2.       The address of this limited partnership's initial registered office is:

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
         111 West Michigan Street,       Milwaukee,       WI              53203              Milwaukee
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            Number and Street              City          State             Zip                County

3. The address of this limited partnership's registered agent upon whom process may be served is:

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
         Lexis Document Services Inc.
         30 Old Rudnick Lane, Suite 100,      Dover,        DE            19901             Kent
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             Number and Street                City         State           Zip            County

4. The name and business address of each general partner of the partnership is:

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
         Name                               Address

         Coventry Care Holdings, Inc.       111 West Michigan Street, Milwaukee, WI  53203


5. The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership with the Office of the Secretary of State.